CRESTMARK
CAPITAL	February 3, 2009

Mr. Michael Mathews, CEO
Interclick, Inc.
257 Park Avenue South, Suite 602
New York, NY 10010

Dear Mr. Mathews:

We are pleased to advise you that your company’s credit facility has been increased to a maximum outstanding Initial Purchase Price of $4,500,000.00.

As always, we look forward to a continued mutually beneficial funding relationship with your company.

In accordance with Section 1.14 of our Accounts Receivable Financing Agreement dated November 12, 2008, please acknowledge your acceptance and agreement to this new credit facility by signing below.  Please return a signed copy to me via email or fax.

Should you have any comments or questions regarding this action please do not hesitate to give me a call.

Sincerely,	ACCEPTED AND AGREED TO BY:

/s/ Brett Hossley	INTERCLICK, INC.

	By:	/s/ Michael Mathews
Brett Hossley	Printed Name:	Michael Mathews
Vice President	Title:	CEO

BH/cm

A Crestmark Bank Company, Member FDIC	www.comcaplending.com

726 Highlandia Drive	Phone 225-293-0711
Baton Rouge, Louisiana 70810	Fax 225-293-0712